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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1994, which appears on page 51 of the 1993 Annual Report to Stockholders of Maxus Energy Corporation, which is incorporated by reference in Maxus Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of such Annual Report on Form 10-K.


Price Waterhouse LLP

PRICE WATERHOUSE LLP



Dallas, Texas
October 7, 1994